UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNL INCOME PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-0183627
(State of other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (407) 650-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of exchange on which each class is to be registered:
None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates: 333-108355 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01
(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of the Registrant’s common stock under the captions, “Redemption of Shares,” “Distribution Policy,” and “Summary of the Articles of Incorporation and Bylaws” in the Registrant’s Registration statement on Form S-11 Registration No. 333-108355, as amended, including any form of prospectus therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933.

Item 2. Exhibits

The following exhibits are included as part of this registration statement on Form 8-A:

3.1	CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

3.3	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.4	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.1	CNL Income Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed November 24, 2003, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Certificate of Correction (Previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed August 29, 2003, and incorporated herein by reference.)

4.3	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.4	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.6	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized this 28th day of April 2005.

CNL Income Properties, Inc.

By:	Chief Executive Officer

/s/ THOMAS J. HUTCHISON III
THOMAS J. HUTCHISON III.

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